UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

PhoneBrasil International Inc.

(Exact name of registrant as specified in its charter)

New Jersey	333-174581	33-148545
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

c/o Nason Yeager Gerson Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

(Address of Principal Executive Office) (Zip Code)

1-(561)-686-3307

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2021, PhoneBrasil International Inc., a Delaware corporation (the “Registrant”) executed a binding amendment (the “Amendment”) to a non-binding Letter of Intent dated March 8, 2021 (the “LOI”) by and among Mikab Corporation (“Mikab”), Novation Enterpises, LLC (“Novation”) and the Registrant, which LOI sets forth the preliminary understanding with respect to a proposed reverse merger in which Mikab acquires control of the Registrant (the “Transaction”).

The Amendment provides that in the event that the closing of the Transaction fails to occur and within 12 months after termination of negotiations either or both of Mikab and Novation accept a proposal with respect to an acquisition transaction meeting certain enumerated criteria, or if either or both such parties accept such a proposal from a third party with which such party(ies) had communications within the 12 month period, whichever of Mikab and/or Novation accepts such proposal will immediately pay the Registrant a break-up fee of $75,000, or if both Mikab and Novation accept such proposal they will jointly and severally pay a break-up fee of $75,000 to the Registrant.

Prior to closing the Transaction, Mikab expects to acquire certain of the assets of Novation in exchange for one-half of the common stock of Mikab. The Mikab shareholders are then expected to receive approximately 94% of the Registrant’s outstanding common stock. Mikab and Novation are each service companies engaged in the business of building a national infrastructure involving the installation of rural wireless telecommunication cables, upgrading wireless communications towers and going forward providing services to electronic vehicle (EV) charging stations. The assets to be acquired from Novation also focus on hiring, training and employing U.S. military veterans. The assets of Novation which Mikab is acquiring in the Transaction relate to this business, and Novation will continue its other operations after the Transaction, with Novation’s Chief Executive Officer expected to become the Chief Executive Officer of the Registrant, and Mikab’s President expected to become the Chief Operating Officer of the Registrant.

Following the Transaction, the Registrant is expected to change its name to “AmeriCrew Inc.” and approve a reverse stock split in the range of one-for-25 to one-for-100 as the board of directors of the Registrant will later determine, subject to approval by the Financial Industry Regulatory Authority.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the potential acquisition Transaction involving the Registrant and the anticipated terms, the operations and corporate events following the Transaction, the Registrant’s rights in the event the Transaction does not close and another proposal for an acquisition transaction is subsequently accepted by the would-be sellers, and other statements that are not historical facts. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risk that negotiations for the Transaction fail or that the Transaction may not close, and the failure of AmeriCrew to rollout the proposed business. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Amendment to Letter of Intent dated May 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHONEBRASIL INTERNATIONAL, INC.

Date: June 4, 2021	By:	/s/ Ross DiMaggio
		Name:	Ross DiMaggio
		Title:	Chief Executive Officer

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